                                    N O T E



$12,000,000.00                                                     JUNE 18, 1999

         FOR VALUE RECEIVED, the undersigned, EBS BUILDING, L.L.C., a Delaware limited liability company ("Borrower") promise(s) to pay to the order of FINPRO, L.L.C., A MISSOURI LIMITED LIABILITY COMPANY ("Lender") at its office at 1001 Cherry Street, Suite 308, Columbia, Missouri 65201, or at such other place or places as the holder of this Note may from time to time designate in writing, in lawful money of the United States, the principal sum of Twelve Million and No/100 Dollars ($12,000,000.00) or such lesser sum as may then constitute the aggregate unpaid principal amount of all loans made by Lender to Borrower pursuant to the Loan Agreement referred to below, together with interest to be computed from the date hereof as set forth below:

         Interest shall accrue, be computed and be payable on the unpaid principal balance of this Note at a fluctuating rate equal to the LIBOR Rate adjusted for Federal Reserve Board requirements and similar assessments, if any, imposed upon Lender from time to time plus three and one-half percent (3.50%) per annum (the "Standard Rate"). For the purposes hereof, the term "LIBOR Rate" shall mean the per annum rate of interest as determined by Lender in its reasonable discretion, at which deposits in United States dollars in an amount approximately equal to the unpaid principal amount hereof and with maturities comparable to the interest period selected by Borrower, are offered to NationsBank, N.A. in immediately available funds in the London Interbank Market by leading lenders in the Eurodollar market at approximately 11 a.m. (London time) on the date ("Quote Date") which is two (2) business days prior to the date upon which the rate is to become effective, as quoted to Borrower by Lender on the Quote Date. For the purposes of the preceding sentence, the initial interest period selected by Borrower shall be deemed to be one month and the initial LIBOR Rate shall be effective for that period. Thereafter the succeeding interest periods shall be either one-month, two-month or three-month interest periods, as selected by Borrower on the Quote Date, and the succeeding LIBOR Rates shall be effective for such selected periods; provided, however, that if Borrower fails to select an interest period on any Quote Date, the next succeeding interest period shall be deemed to be a one-month interest period; and provided further that no more than four (4) interest periods may be in effect at any one time. In no event may Borrower elect an interest period beyond the maturity of this Note; provided, however, if an interest period expires within thirty (30) days prior to the maturity of this Note, then the one-month LIBOR interest period will be used for the short period. All defined terms used herein which are not defined herein shall have the same definitions as set forth in the Loan Agreement (as defined below).

         The rate of interest charged on the Loan shall change immediately and contemporaneously with any change in the LIBOR Rate. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

         Principal and interest payments shall be due and payable as follows:

               Interest shall be payable on the first (1st) day of each month, commencing on July 1, 1999, until this indebtedness is paid in full.

               All unpaid principal shall be due and payable May 31, 2001, or on the earlier dissolution of Borrower.

         DISBURSEMENT. This Note is being disbursed pursuant to the terms of a Credit Facility Agreement between Borrower and Lender of even date herewith (the "Loan Agreement") and is secured by and is entitled to the benefits of a Deed of Trust, Security Agreement and Fixture Filing (the "Mortgage") and an Assignment of Rents and Lessor's Interest in Leases and Contract Rights, each granted by the Borrower and each of even date herewith, and is further secured by and entitled to the benefits of an Environmental Indemnity Agreement, a Management Agreement Subordination, a Consulting Agreement Subordination and a Brokerage Agreement Subordination, each of even date herewith. No amount that is repaid hereunder may be re-borrowed by Borrower. This Note, all of the instruments described above which further evidence or secure this Note, and any and all instruments now or hereafter executed pursuant to or in connection with any of the foregoing, are collectively referred to as the "Loan Documents." Reference is hereby made to the Loan Documents for a description of the property pledged to secure the Note (the "Mortgaged Premises"), and a statement of when the principal balance hereof may be accelerated.

         DEFAULT. A "Default" is hereby defined as (i) a failure of Borrower to make any payment of interest, principal, or other sums payable hereunder, when due, which failure is not cured within ten (10) days after written notice of such failure is given by Lender to the Borrower in accordance with paragraph 25 of the Mortgage, or (ii) any other breach or failure by Borrower to comply with any other obligation or covenant in any of the Loan Documents which has not been cured within any applicable cure period established therein. In case of a Default, if the holder of this Note so elects, notice of election being expressly waived, the unpaid principal amount hereof and all interest and other sums due hereunder may be declared due and payable forthwith. In case of a Default in the payment of any installment when due, and the holder of this Note does not exercise its option to declare all unpaid indebtedness due and payable, the undersigned, at the holder's option, shall pay a "late charge" in the amount of four percent (4%) of the installments due, when paid more than fifteen (15) days after the due date thereof, and the holder of this Note may apply payments received on any amounts due hereunder or under the terms of any instrument now or hereafter evidencing or securing this Note as the said holder may determine. The entire principal balance shall bear interest at two and one-half percent (2 1/2 %) per annum in excess of the Standard Rate after maturity whether by acceleration or in due course; provided, however, that the interest rate shall in no event exceed the maximum rate allowed by applicable law. The failure to exercise, in case of one or more Defaults, any right or remedy given in this paragraph, shall not preclude the holder of this Note from exercising any right or remedy given in this paragraph in case of one or more subsequent Defaults. In the event a Default shall have occurred and be continuing, Lender will not be obligated to fund any additional moneys under this Note.

         COSTS. The Borrower agrees to pay all costs of collection when incurred, including reasonable attorneys' fees. No extension of the time for the payment of this Note or any installment thereof made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of any of the undersigned. Presentment, demand for payment, notice of dishonor and protest are hereby waived.

         PREPAYMENT. Privilege is reserved to pay the debt in whole or in part at any time and from time to time without penalty.

         WAIVER OF JURY. In the event any controversy or claim between or among the parties hereto shall not be resolved, to the fullest extent permitted by law, the parties hereto waive the right to trial by jury in connection with any action, suit or other proceeding arising out of or relating to this instrument or any other loan document.

         PURPOSE. This Note is given for the business purpose of financing real estate and shall be construed in accordance with the laws of the State of Missouri.

         ORAL MODIFICATIONS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         The proceeds of this Note secured by Deed of Trust will be used for the purposes specified in Section 408.035 of the Missouri Revised Statutes and the indebtedness secured thereby constitutes both a business loan and a real estate loan which come within the purview of Section 408.035 R.S.Mo.


                              EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                              BY:  PRICEWATERHOUSECOOPERS LLP,
                                   MANAGER


                                   BY:   /S/ MATTHEW R. NIEMANN
                                      -----------------------------------
                                         MATTHEW R. NIEMANN, DIRECTOR

                                                                   EXHIBIT 10.18


                        DEED OF TRUST, SECURITY AGREEMENT
                                       AND
                                 FIXTURE FILING
                                       TO
                                 FINPRO, L.L.C.
                                  ("MORTGAGEE")


THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS OF PRINCIPAL UP TO A TOTAL AMOUNT OF $12,000,000.00 AND INTEREST AND OTHER AMOUNTS AS PERMITTED BY SECTION 443.055 OF THE REVISED STATUTES OF THE STATE OF MISSOURI, AS IT MAY BE AMENDED FROM TIME TO TIME, AND THIS DEED OF TRUST IS GOVERNED BY SAID SECTION.

THIS DEED OF TRUST (referred to herein as "this instrument"), executed as of June 18, 1999, by and among EBS BUILDING, L.L.C., a Delaware limited liability company whose address is PriceWaterhouseCoopers LLP, 800 Market Street, Suite 1800, St. Louis, Missouri 63101, Attn: Keith F. Cooper, Partner ("Mortgagor"), Thomas K. Vandiver, whose address is Sonnenschein Nath & Rosenthal, One Metropolitan Square, Suite 3000, St. Louis, Missouri 63102 ("Trustee"), and Mortgagee, whose address is 1001 Cherry Street, Suite 308, Columbia, Missouri 65201.

                              W I T N E S S E T H:

         Mortgagor, for and in consideration of the loans, advances or other financial accommodations by Mortgagee giving rise to the debt herein described and the sum of One Dollar ($1.00), the receipt and adequacy of which are hereby acknowledged, GRANTS, TRANSFERS, ASSIGNS, BARGAINS and SELLS, CONVEYS and CONFIRMS to Trustee the following real property, whether now owned or held or hereafter acquired by Mortgagor and whether now or hereafter existing (the "Mortgaged Property"), subject to those easements, covenants, conditions, and restrictions of record as of the date hereof and those written leases disclosed in writing to Mortgagee on or prior to the date hereof, to have and to hold the Mortgaged Property, with all rights, appurtenances and privileges thereunto belonging, unto the Trustee, his successors and assigns forever.

         Mortgagor agrees and acknowledges that disbursement of loan proceeds to Mortgagor shall be subject to the terms and conditions of that certain Credit Facility Agreement between Mortgagor and Mortgagee of even date herewith (the "Loan Agreement").

The Mortgaged Property is the following:

(1) all of the following described land (the "Land") situated in the City of St. Louis, State of Missouri:

         SEE LEGAL DESCRIPTION ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

(2) all improvements and fixtures (the "Improvements") now or hereafter existing or constructed upon the Land, including, but not limited to, buildings and other structures;

(3) all of the hereditaments, easements, licenses, privileges, rights-of-way, water rights, uses and other appurtenances to the Land and Improvements;

(4) all right, title and interest, if any, of Mortgagor in and to nearby ways, roads, streets, boulevards, avenues or other public thoroughfares; and

(5) all right, title and interest of Mortgagor in and to the rents, income, issues, profits and revenues of all of the foregoing, including, but not limited to, rents and royalties payable with respect to oil, gas or minerals located on or under the Land.

(6) all of Mortgagor's rights as Lessee under that certain Lease dated December 22, 1982 by and between Land Clearance for Redevelopment Authority of the City of St. Louis (the "LCRA"), as Lessor, and Edison Brothers Stores, Inc., as Lessee, as amended by Addendum No. 1 dated October 4, 1984 and Addendum No. 2 dated April 1, 1985 and as assigned to Mortgagor by Assignment of Lease dated September 30, 1998 by and between Edison Brothers Stores, Inc., as Assignor, and EBS Building, L.L.C., as Assignee (the "Lease"), which Lease grants to Mortgagor the right to use 250 parking spaces and certain other amenities in the parking garage constructed by the Lessor on land located in City Block 118 in the City of St. Louis, Missouri, and more particularly described in Exhibit B attached hereto and made a part hereof.

         This conveyance is made in trust, however, to secure all of the following (the "Obligations"), and it is contemplated that the balance outstanding under the Documents may fluctuate and that this instrument shall secure the balance outstanding under the Documents from time to time from zero up to the maximum stated in the notice regarding future advances at the beginning of this instrument and, to the extent allowed by law, advances made by Mortgagee or obligations incurred by Mortgagee, for the reasonable protection of the security interest in the "Collateral" (as such term is defined in paragraph 2 below), including, but not limited to, amounts for taxes, insurance, repair, maintenance and preservation of the Collateral, completion of improvements on the Mortgaged Property and expenses of collection, sale and foreclosure hereunder and that the same shall have priority over any intervening or subsequent liens and encumbrances:

         (7) The payment of all amounts due, including, but not limited to, principal, interest, fees and expenses, from time to time (whether at stated maturity, by acceleration or otherwise) and obligations arising under the following documents, all of which are incorporated herein by reference:

     (a) promissory note of Mortgagor in the principal amount of $12,000,000.00 dated of even date with this Deed of Trust, with a final payment of principal and interest due on May 31, 2001; and

     (b) this instrument, the Loan Agreement, an Assignment of Rents and Lessor's Interest in Leases and Contract Rights, an Environmental Indemnity Agreement, a Management Agreement Assignment and Subordination, a Consulting Agreement Assignment and Subordination, a Brokerage Agreement Assignment and Subordination and Uniform Commercial Code Financing Statements, each of even date herewith, and all additional security agreements, mortgages, deeds of trust, assignments and other instruments and agreements which are now or hereafter executed and delivered to Mortgagee relative to the Obligations or Collateral; and

     (c) any and all extensions, renewals, amendments, replacements, restatements, refinances, refundings or modifications (including, but not limited to, modifications to interest rates or other payment terms) of any of the foregoing.

         The term "Documents" shall mean, unless otherwise specified, all of the documents referred to in clauses (a), (b) and (c) above and "Document" shall mean any one of such documents. Each Document shall be equal and without preference over another.

(8) The observance and performance by Mortgagor of each and every term, covenant, condition and agreement required by the Documents to be observed and performed by Mortgagor.

         MORTGAGOR FURTHER COVENANTS, AGREES, REPRESENTS AND WARRANTS AS
FOLLOWS:

1. DEFINED TERMS. All capitalized terms used in this instrument shall have the meanings defined in the Sections where they are first used or if not therein defined, the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "Charter Documents" means the certificate or articles of incorporation and bylaws of a corporation, the constitution, certificate or articles of association and bylaws of an unincorporated association, the partnership agreement of a general partnership agreement and certificate of partnership of a limited partnership, the trust instruments under which a trust exists, and the Articles of Organization and Operating Agreement of a limited liability company.

         "Contaminants" means any pollutants, hazardous or toxic substances or wastes, or contaminated materials including asbestos, urea formaldehyde, petroleum products, pesticides, PCBs and all other materials and substances designated or regulated as hazardous or toxic substances or wastes, pollutants or contaminated materials under any Environmental Laws or regulation promulgated thereunder.

         "Default Rate" means an interest rate of two and one-half percent (2.5%) in excess of the Above Standard Rate as defined in the Note.

         "Environmental Enforcement Action" means any action, proceeding or investigation instituted by the U. S. Environmental Protection Agency, the Missouri Department of Natural Resources or any other federal, state or local governmental agency related to any suspected or actual violation of any Environmental Laws or Contaminants with respect to the Property and/or any business conducted thereon.

         "Environmental Laws" means the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and any other federal, state or local environmental statute, rule or regulation as enacted or amended from time to time and all licenses, orders, permits, certificates or like authorizations promulgated under any of the foregoing.

         "Environmental Release" means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Contaminant which causes the Property not to be in compliance with any applicable Environmental Laws.

         "Mortgagee" means the Mortgagee identified as such in this instrument and any subsequent holder of any of the Documents or the other Obligations.

2. SECURITY INTEREST. Mortgagor also grants to Mortgagee to secure the Obligations a security interest in all goods and personal property now owned or hereafter acquired by Mortgagor that are intended to be used or are actually used in the operation or maintenance of the Land and Improvements, and all right, title and interest of Mortgagor in and to all of the following: (i) all fixed assets, equipment, furniture and trade fixtures and other personal property and construction materials and supplies used or intended to be used on the Mortgaged Property, whether or not stored on the Land, (ii) all plans, specifications, drawings, computations, sketches, test data, survey results, models, photographs, renderings of or relating to the Mortgaged Property, (iii) any security and like deposits, bank and deposit accounts, trademarks, tradenames, logos, general intangibles and other materials, now owned or hereafter acquired, used or intended to be used in connection with the Mortgaged Property, (iv) Mortgagor's interest as licensor or licensee, permitor or permittee, assignor or assignee or contractor or contractee, in, under and to all licenses, permits and contract rights now or hereafter held by Mortgagor pertaining to the Mortgaged Property or pertaining to all contracting or architectural services in connection with the Mortgaged Property, together with all amendments, modifications, supplements, general conditions and addendum thereto and work product resulting therefrom, (v) all security deposits, escrow payments, sale contracts, earnest money deposits, leasing and management agreements, building and other permits, governmental and other authorizations, licenses or commitments issued by various governmental agencies, utility companies, lending institutions or other entities, franchises, advertisements, rights, agreements, warranties and all other intangible or tangible personal property now or hereafter issued used in connection with or required with respect to the Mortgaged Property or the use thereof, (vi) all surveys, soil reports and samples obtained or prepared in connection with the Land and budgets and financial projections and information, utility allowance, trademarks, trade names, logos and any and all agreements and contract rights and any parking agreements, operating agreements, easement and reciprocal easements regarding, pertaining to or used in connection with or required with respect to the Mortgaged Property or the use thereof, (vii) Mortgagor's contract rights under all receivables now or hereafter owing to Mortgagor under all existing and future leases of space and occupancy agreements in all buildings now or hereafter located on the Land; and all replacements thereof, substitutions therefor and accessions thereto and cash and non-cash proceeds thereof, and
(viii) all right, title and interest of Mortgagor in those items set forth on Exhibit B to the Uniform Commercial Code Financing Statement between Mortgagor and Mortgagee of even date herewith (the "Personal Property Collateral"). This instrument constitutes a "security agreement" as that term is used in the Uniform Commercial Code in effect where the Mortgaged Property is located. This instrument is a "Construction Mortgage" as that term is defined in Section 9-313 of the Uniform Commercial Code in effect where the Mortgaged Property is located. The Personal Property Collateral and the Mortgaged Property are hereinafter collectively referred to as the "Collateral".

3. ASSIGNMENT OF RENTS. Mortgagor hereby assigns to Mortgagee all of the rents, issues, income, profits and revenues arising from the Mortgaged Property, its interest as lessor in all existing and future leases of all or any part of the Mortgaged Property, and its interest as licensor in all existing and future licenses pertaining to the Mortgaged Property. Such assignment shall not be construed as a consent by Mortgagee to any such lease or license or impose upon Mortgagee any obligations with respect thereto. This assignment is absolute and effective immediately; provided, however, that until an Event of Default occurs, Mortgagor may receive the rents, issues, income, profits and revenues arising from the Mortgaged Property, but shall hold the same as a trust fund to be applied to the Obligations as they become due before using the same for any other purpose. Mortgagor shall not terminate or cancel any such lease or license, nor terminate or accept a surrender or cancellation of any such lease or license, nor reduce the rent or fees payable thereunder, nor accept any prepayment of rent or fees (except such amount as may be required by the terms of the relevant lease or license to be prepaid for a period of not more than one month) without first obtaining the written consent of Mortgagee on each occasion, provided, however, that Mortgagor may alter, modify, amend, terminate or cancel any Lease, or accept a surrender of any Lease, or waive any term or condition of any Lease demising floor area not in excess of 20,000 square feet without the prior consent (written or otherwise) of Mortgagee. Mortgagor shall perform all of its obligations as lessor or licensor under such leases and licenses. Mortgagor is executing and delivering to Mortgagee, on the date hereof, an Assignment of Rents and Lessor's Interest in Leases and Contract Rights (the "Assignment of Leases") in favor of Mortgagee. If any provision of this Paragraph 3 pertaining to the assignment of leases or rents conflicts with any of the provisions of the Assignment of Leases, then the provisions of the Assignment of Leases shall govern.

4. ESCROW OF TAXES, ASSESSMENTS AND INSURANCE. Mortgagor shall upon Mortgagee's demand in writing deposit into the account for taxes and insurance set forth in Section 7.11 of the Loan Agreement the amount, if any, as estimated by Lender by which the annual charge against the Mortgaged Property for general and special state, county and municipal taxes and assessments, and the annual cost of insurance required to be maintained herein exceeds the amount required to be deposited pursuant to Section 7.11 of the Loan Agreement. These payments shall be held in said account pursuant to the terms of the Loan Agreement, shall not bear interest and shall be applied by Mortgagee to payment of general and special taxes and assessments and insurance premiums as they become due. In the event the sums to be paid by Mortgagor shall not be sufficient to pay any such general or special tax or assessment or insurance premium when due, Mortgagor shall, immediately upon notice from Mortgagee, pay the deficiency to Mortgagee, which shall then pay the general or special tax or assessment or insurance premium then due. In case of default of any of the terms of this instrument, the above funds deposited with Mortgagee shall constitute additional security for all Obligations secured hereby and may be applied by Mortgagee against the same.

5. REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee that:

         5.1. POWER AND AUTHORITY. Mortgagor has full power, authority and legal capacity to execute this instrument and perform Mortgagor's obligations hereunder. If Mortgagor is not an individual,

         5.1.1. Mortgagor is duly organized and exists in good standing under the laws of the state of its organization; Mortgagor is duly qualified to do business and is in good standing in every state where any of the Collateral is located and the nature or extent of its business or properties there require it to be qualified to do business as a foreign entity; and Mortgagor has the power and authority to own and use the Collateral as it is now being used.

         5.1.2. The persons who have executed this instrument have been duly authorized to execute and deliver this instrument on behalf of Mortgagor; and this instrument has been duly authorized by all requisite action of Mortgagor and its shareholders, partners or other persons whose action is required for such authority to exist.

         5.2. CONSENTS, PERMITS AND APPROVALS. Other than the consent of the LCRA in connection with the assignment of the Lease, no consent of any third party, and no consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority is required in connection with the execution and delivery of this instrument or the performance by Mortgagor of its obligations hereunder, or the validity or enforceability against Mortgagor of this instrument.

         5.3. LEGAL RESTRAINT. The execution and delivery of this instrument and the performance by Mortgagor of its obligations hereunder does not and will not violate any provision of any law, rule or regulation or of any order, judgment, award or decree of any court, arbitrator or governmental authority, the Charter Documents of Mortgagor or any security issued by Mortgagor if Mortgagor is not an individual, or any agreement, indenture or undertaking to which Mortgagor is a party or by which Mortgagor or the Collateral is bound or affected.

         5.4. TITLE TO COLLATERAL. Mortgagor has marketable fee simple title to the Mortgaged Property except for the leasehold estate in the portion of the Mortgaged Property subject to the Lease, and owns the Personal Property Collateral, free and clear of all easements, covenants, restrictions, conditions, encumbrances, liens and claims except those easements, covenants, conditions and restrictions of record as of the date hereof and those written leases disclosed to Mortgagee on or prior to the date hereof.

         5.5. ENVIRONMENTAL REPRESENTATIONS. To the best of Mortgagor's knowledge, information and belief:

         5.5.1. The Mortgaged Property is free of any Contaminants (as defined herein) and neither Mortgagor nor any other person (including, but not limited to, prior owners, occupiers and tenants) has ever caused or permitted any Contaminant to be manufactured, placed, generated, stored, held, transferred, processed, produced, transported or disposed on, at, through or under the Mortgaged Property other than minimal quantities of substances on the Mortgaged Property which technically could be considered Contaminants provided that such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices), and such substances are being held, stored and used in complete and strict compliance with all applicable Environmental Laws.

         5.5.2. Mortgagor has not caused or permitted any Contaminants to be manufactured, placed, stored, located or disposed of on, under or at any other real property owned, occupied (under leases or licenses or otherwise) or operated by the Mortgagor other than minimal quantities of substances on the Mortgaged Property which technically could be considered Contaminants provided that such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings (such as cleaning fluids, and supplies normally used in the day to day operation of business offices), and such substances are being held, stored and used in complete and strict compliance with all applicable Environmental Laws.

         5.5.3. No lien has or is currently attached to any revenues or any real or personal property owned by Mortgagor including, but not limited to, the Mortgaged Property as a result of any governmental entity expending monies as a result of any alleged Environmental Release or the existence of on, thorough or under the Mortgaged Property of a Contaminant or a breach of an Environmental Law.

         5.5.4. Neither Mortgagor nor, to Mortgagor's knowledge, any other person (including, but not limited to, prior owners, occupants and tenants) has received any notice or advice of any Environmental Enforcement Action.

         5.5.5. Mortgagor has conducted or caused to be conducted by a consultant acceptable to Mortgagee a site assessment of the Mortgaged Property to determine the presence of conditions indicating the presence of Contaminants on the Mortgaged Property or violations of Environmental Laws with respect to the Mortgaged Property. Mortgagor's consultant has found no evidence of the presence of such Contaminants or the violation of such Environmental Laws except as disclosed in such report. A copy of said consultant's report has been delivered to Mortgagee and Mortgagee has been authorized by Mortgagor and its consultant to rely upon said report in agreeing to make the loan secured by this Mortgage.

                Mortgagor hereby agrees to indemnify, defend and hold Mortgagee harmless from and against any claims, damages, actions, liabilities, causes of action, suits, investigations and judgments of any nature whatsoever, including, without limitation, attorney's fees and expenses, incurred by Mortgagee in connection with any breach of the representations and warranties set forth in this paragraph except to the extent caused by Mortgagee. The foregoing indemnity shall survive the payoff of the Note secured by this Mortgage.

         5.6. ENVIRONMENTAL COVENANTS.  Mortgagor covenants and agrees that:

         5.6.1. Mortgagor will keep or cause to be kept the Mortgaged Property and any other real property owned, occupied or operated by Mortgagor free of any Contaminants.

         5.6.2. Mortgagor will not use the Mortgaged Property or any other real property owned, operated or occupied by Mortgagor for the manufacture, placement, generation, storage, location or disposal of any Contaminants nor permit the Mortgaged Property or any other property owned, occupied or operated by it to be used in such a manner.

         5.6.3. Mortgagor shall not cause or permit to exist as a result of any intentional or unintentional action or omission on its part or for which it is responsible under applicable Environmental Laws an Environmental Release of any Contaminant.

         5.6.4. In the event of any Environmental Release of a Contaminant onto the Mortgaged Property or to any other property owned, occupied or leased by it or for which it is other wise responsible under applicable Environmental Law, it shall promptly remediate or cause the remediation of such Environmental Release in accordance with the provisions of all Environmental Laws of governmental entities and authorities having jurisdiction.

         5.6.5. Mortgagor shall provide notice in writing to Mortgagee of any of the following within three (3) business days:

                a. An Environmental Release of any Contaminant on the Mortgaged Property or onto any other real property owned, occupied or operated by it or for which Environmental Release it is or may be responsible or with respect to which such responsibility is asserted by a governmental agency or in any private cause of action, by a party to such suit under applicable law; or

                b. Any notice of any pending or threatened Environmental Enforcement Action with respect to Mortgagor or the Mortgaged Property including copies of complaints, orders, citations or notices from any person or entity including, without limitation, Environmental Protection Agency and applicable state agencies.

         5.6.6. Mortgagor hereby agrees that any reporting obligations created under federal, state or local Environmental Laws and regulations shall be the obligation of Mortgagor and not the Mortgagee.

         5.7. MORTGAGEE'S ENVIRONMENTAL RIGHTS. In addition to any other rights Mortgagee has, Mortgagee shall have the following additional rights and remedies with respect to the environmental status of the Mortgaged Property:

         5.7.1. Mortgagee shall have the right, but not the obligation, and without limitation of Mortgagee's other rights under this Mortgage, without materially interfering with the rights or occupancies of tenants except in the event of an emergency, to enter onto the Mortgaged Property to conduct tests or to take such other actions as it deems reasonably necessary to cleanup, remediate, encapsulate, remove, resolve or minimize the impact of, or otherwise deal with, any Contaminants or Environmental Enforcement Actions or breaches of Environmental Laws pertaining to the Mortgaged Property or any part thereof which could result in an order, suit or other action against Mortgagor and/or which, in the reasonable opinion of Mortgagee, could jeopardize its security under this Mortgage. All reasonable costs and expenses incurred by

         Mortgagee in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand. Mortgagee may only exercise the foregoing rights in the event Mortgagor shall have received notice from Mortgagee with respect thereto and shall have failed to take or initiate such action within the cure period applicable to the performance of covenants hereunder.

         5.7.2. Mortgagee shall have the right, in its sole discretion, to require Mortgagor to periodically (but not more frequently than annually unless an Environmental Enforcement Action is then outstanding in which case this limitation will not apply) perform (at Mortgagor's expense) environmental assessments satisfactory to Mortgagee, of the Mortgaged Property. Said assessment must be by an environmental consultant satisfactory to Mortgagee. Should Mortgagor fail to perform or cause to be performed said environmental assessment within sixty
         (60) days of the Mortgagee's written request, Mortgagee shall have the right, but not the obligation, to retain an environmental consultant to perform said environmental assessment. All reasonable costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee.

         5.7.3. Mortgagee's rights under this Article shall be exercised by it in its sole discretion and for the benefit of Mortgagee only. Mortgagee shall have no obligation to enter into the Mortgaged Property or to take any other action which it is authorized by this Article to take for the protection of its security. Any action which it may elect to take hereunder shall be for its own benefit and all Mortgagee beneficiary rights are hereby expressly negated. Mortgagee shall have no responsibility for the conduct of Mortgagor's environmental practices on the Mortgaged Property or in any other location. Any action or inaction by Mortgagee hereunder shall not be deemed to constitute the taking of control over Mortgagee waste disposal, waste management, or other environmental practices with respect to the Mortgaged Property or any other property.

6.   COVENANTS. Mortgagor covenants and agrees with Mortgagee as follows:

         6.1. PAYMENT OF PRINCIPAL AND INTEREST. Mortgagor will pay the indebtedness evidenced by the Documents in accordance with the terms thereof, without demand, counterclaim, offset, deduction or defense and without any relief from valuation or appraisement laws of the State in which the Mortgaged Property is located.

         6.2. PAYMENT OF LIENABLE CHARGES AND CLAIMS. Mortgagor shall pay, before they become delinquent, all taxes, penalties, assessments, charges and other amounts which, if not so paid, will result in the imposition of a lien on any of the Collateral, and Mortgagor shall pay all claims of contractors, subcontractors, materialmen, laborers and suppliers which, if not paid, will entitle the claimant to impose a mechanic or materialman's lien upon any of the Collateral, except such of the foregoing as are being diligently contested in good faith by Mortgagor by appropriate proceedings and for which Mortgagor has obtained a bond to protect the interest of Mortgagee from a bonding company acceptable to Mortgagee, or established reserves acceptable to Mortgagee or caused Mortgagee's title insurance company to affirmatively insure over such lien; provided, however, that, if in the reasonable judgment of Mortgagee, the lien or security interest created by this instrument is materially endangered or any material part of the Collateral is subject to imminent loss or diminution in value as a result of such contest, then Mortgagor shall pay the same immediately upon demand by Mortgagee. Mortgagor shall furnish to Mortgagee upon its request evidence of its compliance with this Section.

         6.3. PRESERVATION OF COLLATERAL. Mortgagor shall not commit or allow waste of the Collateral and shall repair and maintain the Collateral so as to keep it in no less than the same condition as existed on the date hereof, ordinary wear and tear alone excepted.

         6.4. COMPLIANCE WITH LAWS. Mortgagor shall comply with all laws, rules, regulations and codes, including, but not limited to, fire and building codes of federal, state and local authorities applicable to the Collateral or the use of the Collateral, and with the requirements of every board of fire underwriters or similar body whose requirements apply to similar property in the area where any of the Collateral is located.

         6.5. ALTERATIONS. Mortgagor shall not commit or allow any alteration, demolition or removal of any of the Improvements which would materially impair the value of the Collateral without the prior written consent of Mortgagee. The foregoing shall not apply to alterations, demolition or removal in connection with improvements contemplated by an approved lease.

         6.6. INSPECTION BY MORTGAGEE. Mortgagee may at any time upon reasonable prior notice inspect the Collateral and all books and records of Mortgagor pertaining to the Collateral. Mortgagor shall give Mortgagee access to the Collateral to exercise any of Mortgagee's rights and remedies under this instrument.

         6.7. INSURANCE. Mortgagor shall at all times keep the Collateral insured, in insurance companies and under forms of insurance acceptable to Mortgagee, against fire, extended coverage and other perils as Mortgagee may from time to time require ("Casualty Insurance"). If Mortgagor regularly carries on a business using any of the Collateral, however, Mortgagor may omit from the coverage of such insurance any items of the Collateral which are not of a character usually insured by others carrying on a similar business. Mortgagor shall also at all times carry insurance, in insurance companies acceptable to Mortgagee, against liability on account of damage to persons or property ("Liability Insurance"), (the Casualty Insurance, Liability Insurance and any other insurance required herein to be maintained by Mortgagor are sometimes hereinafter referred to collectively as the "Insurance"). If Mortgagor regularly carries on a business using any of the Collateral, the Liability Insurance shall include product liability insurance and insurance required under all applicable workers' compensation laws and shall cover all other liabilities common to Mortgagor's business, in such manner and to such extent as such coverage is usually carried by others conducting a similar business. All policies of Liability Insurance shall name Mortgagee as an additional insured. All policies of Casualty Insurance shall reflect Mortgagee's interest therein as a mortgagee under a standard New York or Union mortgagee clause. All policies of Insurance shall contain a clause providing that such policies may not be canceled without thirty (30) days' prior written notice to Mortgagee. Mortgagor shall furnish to Mortgagee upon its request at any time certificates evidencing the existence of the Insurance. Such certificates shall specify the names of the insurers, the limits of coverage, the expiration dates and the types of coverage, and shall reflect that Mortgagee is an additional insured or that the proceeds thereof are payable to Mortgagor and Mortgagee as their interests may appear, as applicable. Upon the occurrence and during the continuance of an Event of Default, Mortgagee is authorized, but not obligated, as the attorney-in-fact for Mortgagor, (i) to adjust and compromise proceeds payable under the policies of Insurance without the consent of Mortgagor, (ii) to collect, receive and give receipts for such proceeds in the name of Mortgagor and Mortgagee, and (iii) to endorse Mortgagor's name upon any instrument in payment thereof. This power granted Mortgagee shall be deemed coupled with an interest and shall be irrevocable. Mortgagee may, at Mortgagee's sole option, apply the proceeds of Insurance to the Obligations, and shall pay the portion not so applied to Mortgagor. Notwithstanding the foregoing, in the event that the amount of any such proceeds does not exceed $250,000.00, Mortgagor shall have the right to receive such proceeds, provided that Mortgagor applies the same to the repair and/or restoration of the Mortgaged Property. If the area where the Improvements are located is now or in the future designated as a special flood hazard area pursuant to the Flood Disaster Protection Act of 1973 (as amended), and if the community where the Improvements are located is participating in the National Flood Insurance Program, Mortgagor shall obtain and continuously maintain a National Flood Insurance Program Standard Flood Insurance Policy or equivalent covering the Mortgaged Property.

              If at any time Mortgagee is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Mortgagee shall have the right, without notice to Mortgagor, to take such action as Mortgagee deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as Mortgagee in its sole discretion deems appropriate, and all expenses incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Mortgagor to Mortgagee upon demand and until paid shall be secured by this Mortgage and shall bear interest at the Default Rate.

              For the purpose of this Paragraph, the terms "you" and "your" shall refer to Mortgagor and the terms "we" and "us" shall refer to Mortgagee. UNLESS YOU PROVIDE US WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING US WITH EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

         6.8. CONDEMNATION. Mortgagor hereby assigns to Mortgagee all awards and payments, including any interest thereon, and the right to receive the same, which may be made with respect to the Collateral as a result of (i) condemnation or the exercise of the right of eminent domain by any public or quasi-public authority, (ii) the alteration of the grade of any street or (iii) any other injury to or decrease in the value of the Collateral. Mortgagor agrees to execute and deliver such further instruments as may be requested by Mortgagee to confirm this assignment and sufficient for the purpose of assigning all proceeds from such awards or payments to Mortgagee. Mortgagee is authorized, but not obligated, as the attorney-in-fact for Mortgagor, to collect, receive and give receipts for such awards and payments. This power granted Mortgagee shall be deemed coupled with an interest and shall be irrevocable. Mortgagee may, at Mortgagee's sole option, apply such awards and payments to the Obligations, whether or not then due and payable, and shall pay the portion not so applied to Mortgagor.

         6.9. MORTGAGEE'S RIGHT TO CAUSE PERFORMANCE OF COVENANTS. If Mortgagor fails to maintain and pay the premiums for Insurance as required in Section 6.7, to pay all taxes, penalties, assessments, charges, and claims as required in
Section 6.2, or to repair and maintain any of the Collateral as required in
Section 6.3, or if Mortgagor fails to keep or perform any of Mortgagor's other covenants herein after notice and the applicable cure period, Mortgagee may cause such repairs and maintenance to be made, obtain such

Insurance, pay such taxes, penalties, assessments, charges or claims, or cause such other covenants to be performed. Mortgagor shall pay to Mortgagee on demand all amounts paid by Mortgagee for the foregoing and the amount of all expenses incurred by Mortgagee in connection therewith, together with interest thereon from the date when incurred at the Default Rate. Such amounts and interest shall be secured by this instrument and shall be a lien on and security interest in the Collateral prior to any right, title, interest, lien or claim in or upon the Collateral subordinate to the lien of this instrument. Any such payments by Mortgagee shall not be deemed a waiver of any Default. Mortgagee shall not be obligated to exercise Mortgagee's rights under this Section and shall not be liable to Mortgagor for any failure to do so.

         6.10. COSTS OF PRESERVING OR ENFORCING THIS INSTRUMENT. Mortgagor shall (to the extent permitted by law) pay to Mortgagee on demand the amount of all costs and expenses, including reasonable attorneys' fees and disbursements and appraisal fees, incurred by Mortgagee in connection with (i) amendment, interpretation or enforcement of this instrument, Mortgagee's rights or remedies under this instrument, or the priority of the lien and security interest of this instrument, (ii) collection of any of the Obligations, or (iii) any title examination or title insurance commitment or policy relating to the Mortgaged Property, together with interest thereon from the date when incurred at the Default Rate. Such amounts and interest shall be secured by this instrument and shall be a lien on and security interest in the Collateral prior to any right, title, interest, lien or claim in or upon the Collateral subordinate to the lien of this instrument.

         6.11. CHANGE IN TAX LAW. If, after the date of this instrument, any law becomes effective where any of the Collateral is located that imposes a tax on Mortgagee or any of the Obligations based upon or as a consequence of the amount value or existence of this instrument or any of the Obligations, Mortgagee shall have the right to declare that the Obligations, including all accrued interest, shall be immediately due and payable; provided, however, that Mortgagee shall not have such right if Mortgagor is permitted by law to pay the whole of such tax in addition to the Obligations, in which event Mortgagor shall reimburse Mortgagee for such tax upon demand and the amount thereof shall be secured by this instrument and shall be a lien on and security interest in the Collateral prior to any right, title, interest, lien or claim in or upon the Collateral subordinate to the lien of this instrument.

         6.12. CERTIFICATIONS. Mortgagor, upon the request of Mortgagee, shall certify to Mortgagee or to any proposed assignee of this instrument, by a writing duly acknowledged, whether any offsets or defenses are alleged to exist against the Obligations and the names and addresses of any lessees or licensees of the Mortgaged Property or any part thereof, together with a summary of the material terms of their respective leases or licenses, the rents and fees payable thereunder and whether any default exists thereunder. Mortgagee may request such a certificate from Mortgagor at any time and from time to time. Such certificate shall be executed and delivered to Mortgagee within ten (10) business days of such request.

         6.13. INDEMNITY. Mortgagor shall (to the extent permitted by law) protect, defend, and indemnify Mortgagee, and hold Mortgagee harmless from and against, any claims, actions or proceedings against Mortgagee and any loss, cost, damage or expense, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by Mortgagee, arising out of or in any way related to a breach of the representations, warranties, covenants or agreements of Mortgagor herein. Mortgagee shall have the right, jointly with Mortgagor, to negotiate and settle any such claims, actions or proceedings.

         6.14. DEFENSE OF TITLE. Mortgagor shall execute and deliver to Mortgagee, at Mortgagor's sole expense, such further assurances of title to the Collateral that are reasonably necessary to evidence, preserve or protect the lien and security interest created by this instrument. Mortgagor shall, at its sole expense, warrant and defend title to the Collateral and the priority of the lien and security interest created by this instrument against all claims and demands whatsoever.

         6.15. MAINTAIN EXISTENCE. Mortgagor will maintain in good standing its corporate (if Mortgagor is a corporation) its limited liability company (if Mortgagor is a limited liability company), its trust (if Mortgagor is a trust) or partnership (if Mortgagor is a partnership) existence and its authority to transact business in all jurisdictions where the nature of its business or properties requires it to be so authorized.

7.   FINANCIAL STATEMENTS.

         7.1. Mortgagor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to the Mortgaged Property and the operation thereof, and will permit all such books and records to be inspected and copied, and the Mortgaged Property to be inspected and photographed, by Mortgagee and its representatives during normal business hours and at any other reasonable times.

         7.2. Mortgagor shall furnish to Mortgagee such financial information and statements as are required by the Loan Agreement.

         7.3. Mortgagor will furnish to Mortgagee at Mortgagor's expense, all evidence which Mortgagee may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Any inspection or audit of the Mortgaged Property or the books and records of Mortgagor, or the procuring of documents and financial and other information, by or on behalf of Mortgagee, shall be for Mortgagee's protection only, and shall not constitute any assumption of responsibility to Mortgagor or anyone else with regard to the condition, construction, maintenance or operation of the Mortgaged Property nor Mortgagee's approval of any certification given to Mortgagee nor relive Mortgagor of any of Mortgagor's obligations.

8. WAIVER OF RIGHTS. Except to the extent contrary to applicable law, Mortgagor hereby releases and waives the benefit of all laws now existing or hereafter enacted that provide for appraisal before sale of the items of the Collateral being sold or that provide for the extension of the time for the enforcement of the collection of the Obligations or that create or extend the period for redemption of any of the Collateral from any sale thereof to collect the Obligations.

9. DEFAULT. Any one or more of the following shall constitute a "Default" under this instrument:

         9.1. PAYMENT OF OBLIGATIONS EVIDENCED BY THE DOCUMENTS OR OTHER OBLIGATIONS. Nonpayment of any principal, interest or other payment on the Obligations, whether evidenced by the Documents or constituting any fee or other amount due from Mortgagor to Mortgagee hereunder, on or when such payment becomes due (whether by acceleration or otherwise), and which nonpayment is not cured within ten (10) days of the date on which Mortgagee gives written notice of nonpayment to the Mortgagor in accordance with paragraph 25 of the Mortgage.

         9.2. OTHER MATERIAL AGREEMENTS. A breach or default under any material agreement (other than the Documents) relating to the Mortgaged Property, including but not limited to the Lease, which continues unremedied beyond any applicable grace or cure period.

         9.3. PAYMENT OR ACCELERATION OF OTHER INDEBTEDNESS. Nonpayment, when due, of any other indebtedness of Mortgagor having a principal balance in excess of $500,000.00 (other than the

Obligations) which continues unremedied beyond any applicable grace or cure period or acceleration of any other indebtedness of Mortgagor prior to the stated maturity thereof.

         9.4. REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Mortgagor herein, in any Document, or in any other agreement, instrument or other paper delivered to Mortgagee proves to have been untrue or misleading in any material respect at the time when made or deemed to be made.

         9.5. DISPOSAL OF COLLATERAL. After the date hereof, any conveyance, further encumbrance, exchange, lease or other transfer or disposal, title encumbrance, or agreement to transfer, lease or dispose, of any Collateral; or a change of Mortgagor's manager other than to a similarly situated institutional manager, without Mortgagee's prior written consent.

         9.6. LOSS OF COLLATERAL. Uninsured loss, theft, damage or destruction to or of any item of the Collateral resulting in an uninsured loss in excess of $500,000.00.

         9.7. BANKRUPTCY, INSOLVENCY, ETC. Mortgagor (i) fails to pay or admits in writing Mortgagor's inability to pay, Mortgagor's debts as they become due or otherwise become insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) is adjudicated insolvent or bankrupt, (iv) petitions or applies to any tribunal for a receiver or trustee of Mortgagor or any substantial part of Mortgagor's property, or allows any such receivership or trusteeship imposed without Mortgagor's consent to continue undischarged for a period of sixty (60) days; (v) files a petition in bankruptcy or commences any other proceeding relating to Mortgagor under any reorganization, arrangement, adjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (vi) has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days; or (vii) by any act authorizes, consents to or acquiesces in any of the foregoing.

         9.8. JUDGMENTS, ATTACHMENT, ETC. Any one or more judgments or orders against Mortgagor in excess of $100,000 or any attachment or other levy against any of the Collateral remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

         9.9. LIQUIDATION OR DISSOLUTION. Mortgagor, if other than an individual, is liquidated or dissolved or Mortgagor otherwise fails to maintain its corporate or partnership existence, as the case may be, in good standing in its state of organization or its authority to transact business is revoked, suspended or relinquished in any state where the nature of its business or properties requires it to be so authorized. Mortgagor, if an individual, dies or is adjudicated incompetent.

         9.10. MATERIAL CHANGE. The dissolution, termination or failure to maintain the corporate existence of Borrower or Guarantor (if an entity).

         9.11. COVENANTS, TERMS OR AGREEMENTS. A default by Mortgagor in the due observance or performance of any covenant, term or agreement contained herein or in any Document (other than a breach which would constitute a Default under Sections 9.1 through 9.11 hereof) which default is not remedied within thirty
(30) days after the date on which Bank gives written notice of such default to Borrower or such longer period as may be reasonably necessary to effect such remedy.

10. REMEDIES UPON DEFAULT. If a Default occurs, Mortgagee shall have the right to do one or more of the following:

         10.1. Mortgagee may, at its option and without notice or demand to Mortgagor except as otherwise required by applicable law, declare all of the Obligations immediately due and payable regardless of maturity.

         10.2. Mortgagee may, at its option and without notice or demand to Mortgagor except as otherwise required by applicable law, take immediate possession of some or all of the Collateral, with or without appointment of a receiver or application therefor, and lease or rent the same either in its own name or in the name of Mortgagor, and receive the rents, income, issues, profits and any other revenues thereof and apply the same, after payment of (to the extent permitted by law) all costs and expenses incurred by Mortgagee in doing the foregoing, including, but not limited to, reasonable attorneys' fees and disbursements, to the Obligations. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact to manage, repair, maintain, lease and rent the Collateral and collect all rents, income, issues, profits and any other revenues thereof, with full power and authority to bring suit to collect the same and to give receipts therefor; provided, however, that Mortgagee shall not be obligated to do so. This power granted Mortgagee shall be deemed coupled with an interest and shall be irrevocable.

         10.3. Mortgagee may direct Trustee to sell the Mortgaged Property as provided herein or to institute an action of foreclosure on this instrument or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Obligations and (to the extent permitted by law) all costs and expenses of such proceedings, including, but not limited to, reasonable attorneys' fees and disbursements. Mortgagee shall have the continuing right to control and direct the time and manner in which Trustee effects and completes the foregoing.

         10.4. Mortgagee may exercise in respect of the Personal Property Collateral all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code then in effect where the Personal Property Collateral is located.

         10.5. Mortgagee may setoff and apply all net balances in any and all bank and deposit accounts of Borrower held by Bank against any sums due under the Note or under any of the other Loan Documents.

11. APPOINTMENT OF RECEIVER. In any action or proceeding for foreclosure, or upon actual or threatened waste to any part of the Collateral, Mortgagee shall be entitled, to the extent permitted by applicable law, to the appointment of a receiver to take possession of, and to operate, maintain, and manage the Collateral and to collect the rents, income, issues, profits and revenues from the Collateral and pay the same over to Mortgagee for application to the Obligations. Mortgagee shall be entitled to the appointment of such a receiver as a matter of right without regard to the value of the Collateral as security for the Obligations or the solvency of Mortgagor or anyone else who may be liable for the payment or performance of the Obligations.

12. SALE BY TRUSTEE UNDER POWER OF SALE.

         12.1. If Mortgagee so directs Trustee after a Default occurs, Trustee shall sell the Mortgaged Property as a single parcel or in separate parcels at one or more sales (each a "Non-Judicial Sale").

         12.2. Each Non-Judicial Sale shall be a public sale to the highest bidder and shall be conducted at the door of the court house or other location then customarily employed for that purpose in the county where the Mortgaged Property is located. Trustee shall give notice of the time and place of each Non-Judicial Sale and a description of the property to be sold as is then required by the laws of the state where the Mortgaged Property is located, or if there is no such requirement, as Trustee may deem appropriate;

provided, however, that by announcement by Trustee at the original time and place set therefor, a Non-Judicial Sale may be adjourned to another time and place in the city where the Mortgaged Property is located, and thereafter may be similarly adjourned from time to time, each without further notice (unless otherwise required by law), and may be made at any time or place to which the same is so adjourned.

         12.3. Trustee's power of sale under this instrument shall not be exhausted by any Non-Judicial Sale if any part of the Mortgaged Property remains unsold, but shall continue unimpaired until the earlier of the time that all of the Mortgaged Property has been sold or the Obligations have been paid in full.

13. OTHER MATTERS RELATING TO ENFORCEMENT OF REMEDIES. The term "Sale" in this
Section 13 refers to a Non-Judicial Sale or a Sale of an item of the Collateral made pursuant to judicial proceedings for foreclosure (a "Judicial Sale"), as applicable under the circumstances. The term "Selling Official" in this Section 13 refers to Trustee (in the case of a Non-Judicial Sale) and to the public officer who conducts the sale under execution or order of the court (in the case of a Judicial Sale).

         13.1. Upon any Sale of any item of the Collateral, it shall not be necessary for the Selling Official to have present or constructively in his possession any of the Collateral.

         13.2. Upon the completion of every Sale, the Selling Official shall execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Collateral that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor's name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor's rights, title and interest in the items of the Collateral that are sold. Mortgagor hereby ratifies and confirms all that its said attorney-in-fact lawfully does pursuant to such power. Nevertheless, Mortgagor, if so requested by Selling Official or by any purchaser, shall ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other instruments of conveyance and transfer as may be specified in any such request.

         13.3. The recitals contained in any instrument of conveyance or transfer made by a Selling Official to any purchaser at any Sale shall, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including, but not limited to, the amount of the Obligations, the occurrence of a Default, and the advertisement and conduct of such Sale in the manner provided herein or under applicable law. All prerequisites to such Sale shall be presumed from such recitals to have been satisfied and performed.

         13.4. To the extent permitted by applicable law, every Sale, or sale made as contemplated by Section 10.4, shall operate to divest all rights, title and interest of Mortgagor in and to the items of the Collateral that are sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor's heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else claiming the item sold either from, through or under Mortgagor or Mortgagor's heirs, executors, administrators, personal representatives, successors or assigns.

         13.5. A receipt from any person authorized to receive the purchase money paid at any Sale, or sale made as contemplated by Section 10.4, shall be sufficient discharge therefor to the purchaser. After paying such purchase money and receiving such receipt, neither such purchaser nor such purchaser's heirs, executors, administrators, personal representatives, successors or assigns shall have any responsibility or liability respecting the application of such purchase money or any loss, misapplication or non-application of any of such purchase money, or to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         13.6. In any Sale or sale made as contemplated by Section 10.4, the Mortgagee may bid for and purchase any of the Collateral being sold, and shall be entitled, upon presentment of the relevant Documents and documents evidencing the same, to apply the amount of the Obligations held by it against the purchase price for the items of the Collateral so purchased. The amount so applied shall be credited against the Documents and other Obligations in the same order as provided in Section 14.

14. APPLICATION OF SALE PROCEEDS. The proceeds of any Non-Judicial Sale, Judicial Sale or other sale or realization from the Collateral pursuant to this instrument, and all other monies received by Mortgagee in any proceedings for the enforcement hereof, shall be paid and applied as follows:

               First, (to the extent permitted by law) to the payment of the costs and expenses of so realizing on the Collateral, including, but not limited to, (i) reasonable compensation to the Trustee, his agents and attorneys, and (ii) all costs and expenses incurred by Mortgagee in connection therewith, including, but not limited to, reasonable attorneys' fees and disbursements, together with interest thereon at the Default Rate from the date incurred;

               Second, to the portion of the Obligations that constitute interest accrued but unpaid;

               Third, to the remainder of the Obligations; and

               Fourth, the balance, if any, to the Mortgagor or its heirs, executors, administrators, personal representatives, successors or assigns or to whosoever else may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

15. PARTIAL RELEASE. Any part of the Collateral may be released by Mortgagee from the lien and security interest created by this instrument. Any such partial release shall be at the sole option of Mortgagee; Mortgagee shall not be obligated to grant partial releases. Any such partial release shall not affect the lien and security interest created by this instrument as to the remainder of the Collateral.

16. FULL RELEASE. When the Obligations are paid in full and all of Mortgagor's covenants and agreements in this instrument are fully performed, this instrument shall be released of record at the cost of Mortgagor.

17. LEASE TO MORTGAGOR. The Mortgaged Property is hereby leased to Mortgagor, for a term ending at the earlier of the time when this instrument is released and satisfied or the Mortgaged Property is sold as provided in this instrument, for a rental of one cent ($.01) per month, payable monthly upon demand. Mortgagor shall, without notice or demand therefor, immediately surrender peaceable possession of the Mortgaged Property to the purchaser thereof at a Non-Judicial Sale or Judicial Sale. The purchaser shall be entitled to institute summary proceedings for possession of the Mortgaged Property if possession is not so surrendered.

18. SUBSTITUTION OF TRUSTEE. Mortgagee is hereby granted the power at any time, for any reason or no reason, to remove the Trustee and appoint a successor. Such removal and appointment shall be by written instrument duly executed by Mortgagee and recorded in the office of the recorder of deeds of the city where this instrument is recorded. Upon the recording of such instrument, the successor shall succeed to all of the powers, duties and obligations of the Trustee under this instrument. Any successor Trustee may be removed and another successor appointed by Mortgagee in the same manner. A successor Trustee shall not be liable or responsible for any acts or omissions of his predecessors.

19. GOVERNING LAW. This instrument and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri, without regard to choice or conflict of laws rules.

20. ADDITIONAL OR OTHER SECURITY. Mortgagee may take additional security for the Obligations, and Mortgagee may resort for the payment of the Obligations to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect, without releasing or impairing the lien and security interest created by this instrument.

21. EFFECT OF EXTENSIONS AND MODIFICATIONS. Mortgagee, at its sole option, may extend the time for the payment or performance of the Obligations, or reduce the payments of principal or interest thereof, or accept a modification or renewal of the Documents or other Obligations (including such as effect an increase in the interest rate thereof), without the consent of any endorser, guarantor or other party to the Documents or any other document evidencing any of the Obligations. Any such extension, reduction, modification or renewal shall not impair or affect the priority of the lien and security interest created by this instrument, or limited, release, discharge or affect the liability of Mortgagor, any endorser, guarantor or other party to the Documents or any other document evidencing the Obligations, except in accordance with the strict terms and tenor of any such extension, reduction, modification or renewal, and regardless of whether Mortgagor consents to any such extension, reduction, modification or renewal where a subsequent owner of the Mortgaged Property and Mortgagee are the parties to the extension, reduction, modification or renewal.

22. MORTGAGEE'S RIGHTS NON-EXCLUSIVE. The rights and remedies of Mortgagee under this instrument are in addition to the rights and remedies of Mortgagee at law and in equity. The exercise of any of Mortgagee's rights or remedies shall not be deemed to be an election of one right or remedy over another or to prevent Mortgagee from exercising any other of Mortgagee's rights or remedies.

23. PARTIAL INVALIDITY. If any provision of this instrument is held to be invalid or unenforceable, the rest of this instrument shall remain fully valid and enforceable.

24. WAIVERS AND AMENDMENTS. No failure by Mortgagee to insist upon the strict and timely performance of any of the provisions of this instrument shall be deemed a waiver thereof. Mortgagee, notwithstanding any such failure, shall have the right to insist upon the strict and timely performance by Mortgagor of any and all terms and provisions of this instrument to be performed by Mortgagor. No waiver by Mortgagee shall be effective unless it is in writing and signed by an authorized officer of Mortgagee. No such waiver shall operate as a waiver of any other matter or of a similar matter at a future time. This instrument may not be modified or amended except by a duly recorded writing executed by both Mortgagor and an authorized officer of Mortgagee.

25. NOTICES. Any communication between the parties shall be deemed given if in writing and upon (i) receipt, if personally delivered to Mortgagor or Mortgagee, or (ii) deposit in the U.S. Mail addressed to Mortgagor at Mortgagor's Notice Address or Mortgagee at Mortgagee's Notice Address, if sent by certified or registered mail, or (iii) receipt, if sent by facsimile to Mortgagor's or Mortgagee's FAX Number. No communication from or concerning Mortgagor shall be deemed for any purpose to have been received by Mortgagee unless it is in writing and actually received by an executive officer of Mortgagee. Whenever applicable provisions of the Uniform Commercial Code or other applicable law require that notice be reasonable, ten (10) days' notice shall be deemed reasonable. Mortgagor's "Notice Address" is the mailing address shown below Mortgagor's signature. Mortgagor's FAX Number is the telephone number for Mortgagor's facsimile machine shown below Mortgagor's signature.

26. CAPTIONS. Section captions in this instrument are for convenience only and shall not affect the interpretation or construction of this instrument.

27. BINDING EFFECT. This instrument shall bind Mortgagor and Mortgagor's heirs, executors, administrators, personal representatives, successors and assigns, and shall inure to the benefit of Mortgagee and Mortgagee's successors and assigns.

28.  [INTENTIONALLY DELETED]

29. WAIVER OF JURY. In the event any controversy or claim between or among the parties hereto shall not be resolved as provided above, to the fullest extent permitted by law, the parties hereto waive the right to trial by jury in connection with any action, suit or other proceeding arising out of or relating to this instrument or any other loan Document.

30. REPRESENTATIONS AND COVENANTS RE: LEASE.

              A.   REPRESENTATIONS.

                   (i) To Mortgagor's knowledge, the Lease is a valid and subsisting lease of the property therein described and is in full force and effect in accordance with its terms, and has not been further amended or modified in any respect.

                   (ii) No default has occurred and is continuing under the Lease and to Mortgagor's knowledge no event has occurred or is occurring which, with the passage of time or service of notice or both, would constitute an event of default under the Lease.

                   (iii) To Mortgagor's knowledge, the Lease is subject to no liens or encumbrances other than as set forth in the mortgagee title insurance policy insuring the lien of this Mortgage, a copy of which has been furnished to Mortgagor.

                   (iv) Mortgagor is the owner of the leasehold estate created by the Lease and has the right and authority under the Lease to execute this Mortgage and to encumber the leasehold estate as provided herein.

              B.   AFFIRMATIVE AND NEGATIVE COVENANTS.

                   (v) Mortgagor will promptly perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Lease, within the periods (exclusive of grace periods, if any) provided in the Lease, and will do all things reasonably necessary to preserve and keep unimpaired its rights under the Lease. Mortgagor will furnish the Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Lease. Mortgagor shall not waive any of its material rights under the Lease, or refrain from exercising any material right or remedy accorded to it under the Lease on account of any material default by the lessor thereunder, or release the lessor from any material economic liability without first obtaining the written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed.

                   (vi) In the event Mortgagor shall violate any of the covenants specified in subparagraph (i) above, then Mortgagee shall have the right (but shall not be obligated) to take any action, without allowing for expiration of any period of grace, as Mortgagee may deem necessary or desirable to prevent or cure any default of Mortgagor under the Lease or any default of the lessor thereunder, it being agreed that upon receipt by Mortgagee from the lessor under the Lease of any notice of default, Mortgagee shall be entitled to rely thereon and take any of the aforesaid action even though Mortgagor denies or questions the existence of any such default, and shall have the immediate right to enter all or any portion of the Mortgaged Property at such times and in such manner as Mortgagee deems appropriate in order to prevent or to cure any such default.

                   (vii) For the purpose of preventing or curing any default by Mortgagor under the Lease, Mortgagee may after notice to Borrower and a reasonable opportunity for Borrower to act (but shall be under no obligation to) do any act or execute any document in the name of Mortgagor or as its attorney-in-fact, as well as in the name of Mortgagee. Upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the opinion of Mortgagee may be necessary or desirable to prevent or cure any default under the Lease or to preserve any rights of Mortgagor in, to or under the Lease, including the right to effectuate a renewal of the Lease or to preserve any rights of Mortgagor whatsoever in respect of any part of the Mortgaged Property.

                   (viii) The curing by Mortgagee of any default by Mortgagor under the Lease shall not remove or waive, as between Mortgagor and Mortgagee, the default which occurred hereunder by virtue of the default by Mortgagor under the Lease, and all sums expended by Mortgagee in order to cure any such default and costs and expenses incurred by Mortgagee in connection with the curing of such default shall be paid by Mortgagor to Mortgagee upon demand with interest thereon at the post-Default rate set forth in the Note from the date paid by Mortgagee.

                   (ix) Mortgagor covenants and agrees that Mortgagor will not surrender Mortgagor's leasehold estate and interest hereinabove described under the Lease, nor terminate or cancel the Lease, and that Mortgagor will not without the express written consent of Mortgagee modify, change, supplement, alter or amend the Lease in any material respect, either orally or in writing, and as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in the Lease, Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as Lessee under the Lease to terminate, cancel, modify, change, supplement, alter or amend the Lease, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Lease, without the prior written consent thereto by Mortgagee, shall be void and of no force and effect. So long as there is no Event of Default under, any of the covenants or agreements in the Lease, Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend the Lease.

                   (x) Mortgagor covenants and agrees that no release or forbearance, except an express written agreement to release, of any of Mortgagor's obligations under the Lease, pursuant to the Lease or otherwise, shall release Mortgagor from any of Mortgagor's obligations hereunder, including Mortgagor's obligations with respect to the payment of rent as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Lease, to be kept, performed and complied with by the Lessee therein.

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

                                    MORTGAGOR:


                                    EBS BUILDING, L.L.C., a Delaware limited liability company

                                    BY:   PRICEWATERHOUSECOOPERS LLP,
                                          MANAGER



                                          BY:        /S/ MATTHEW R. NIEMANN
                                             -----------------------------------
                                             MATTHEW R. NIEMANN, DIRECTOR

Mortgagor's Notice Address:         PricewaterhouseCoopers LLP
                                    800 Market Street, Suite 1800
                                    St. Louis, Missouri 63101
                                    Attn: Keith F. Cooper, Partner

Telephone Number:  (314) 206-8500   FAX Number:  (314) 206-8459



STATE OF MISSOURI      )
                       )  SS.
CITY OF ST. LOUIS      )


         On this 16TH day of June, 1999, before me appeared MATTHEW R. NIEMANN, to me personally known, who, being by me duly sworn, did say that he is a Director of PRICEWATERHOUSECOOPERS LLP, which is the Manager of EBS BUILDING, L.L.C., a limited liability company of the State of Delaware, and that said instrument was signed on behalf of said limited liability company, by authority of its Members; and said MATTHEW R. NIEMANN acknowledged said instrument to be the free act and deed of said limited liability company.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City and State aforesaid, the day and year first above written.



                                                      /s/ Susan G. Reiss
                                          --------------------------------------
                                          Notary Public

My commission expires:  June 4, 2002

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

                                   MORTGAGEE:


                                   FINPRO, L.L.C., a Missouri limited liability company



                                   BY:            /S/ E. STANLEY KROENKE
                                      -----------------------------------------
                                      E. STANLEY KROENKE, MANAGER
                                      [EBS DEED OF TRUST]

Mortgagee's Notice Address:        c/o The Kroenke Group
                                   1001 Cherry Street, Suite 308
                                   Columbia, Missouri  65201

Telephone Number:  (  )            FAX Number: (  )



STATE OF MISSOURI     )
                      )  SS.
CITY OF ST. LOUIS     )


         On this 18TH day of June, 1999, before me appeared E. STANLEY KROENKE, to me personally known, who, being by me duly sworn, did say that he is the Manager of FINPRO, L.L.C., a Missouri limited liability company, and that said instrument was signed on behalf of said limited liability company, by authority of its Members; and said E. STANLEY KROENKE acknowledged said instrument to be the free act and deed of said limited liability company.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County and State aforesaid, the day and year first above written.



                                             /s/ Katherine E. Schubel
                                   ---------------------------------------------
                                   Notary Public


My commission expires:     2/6/2002
                      --------------------

         IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

                                           TRUSTEE:



                                                   /s/ Thomas K. Vandiver
                                           -------------------------------------
                                           Thomas K. Vandiver


STATE OF MISSOURI     )
                      )  SS.
CITY OF ST. LOUIS     )


         On this 18th day of June, 1999, before me personally appeared THOMAS K. VANDIVER, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed in his capacity as Trustee.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County and State aforesaid, the day and year first above written.



                                                   /s/ Katherine E. Schubel
                                           -------------------------------------
                                           Notary Public

My commission expires:     2/6/2002
                      ------------------

                                   EXHIBIT "A"

                               (LEGAL DESCRIPTION)


All that real property located in the City of St. Louis, State of Missouri, more particularly described as follows:

A tract of land being Book 119, part of Block 118, that part of St. Charles Street, 50 feet wide, vacated by Ordinance No. 58574 and that part of a 7.5 foot wide alley in Block 118 vacated by Ordinance No. 58533, in the City of St. Louis, Missouri and being further described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide, at its intersection with the South line of vacated St. Charles Street, 50 feet wide, said point being the Northwest corner of Block 118, thence North 1 degree 54 minutes 12 seconds East, 49.93 feet across vacated St. Charles Street to the Southwest corner of Block 119; thence along the East line of Sixth Street, North 0 degrees 09 minutes 53 seconds West, 150.46 feet to its intersection with the South line of Washington Avenue, 80 feet wide, said point being the Northwest corner of Block 119; thence along the South line of Washington Avenue, North 89 degrees 54 minutes 07 seconds East, 270.40 feet to its intersection with the West line of Broadway, 80 feet wide, said point being the Northeast corner of Block 119; thence along the West line of Broadway, South 0 degrees 11 minutes 45 seconds East, 149.47 feet to its intersection with the North line of vacated St. Charles Street, said point being the Southeast corner of Book 119; thence South 2 degrees 26 minutes 11 seconds West, 50.14 feet across vacated St. Charles Street to the Northeast corner of Block 118; thence continuing along the West line of Broadway, South 2 degrees 33 minutes 22 seconds West, 13.64 feet to a point on the East line of Block 118; thence leaving said point and running North 87 degrees 2 minutes 23 seconds West 269.68 feet to the point of beginning according to survey by The Clayton Engineering Company dated February, 1998.

                                   EXHIBIT "B"

                               (LEGAL DESCRIPTION)

All that real property located in the City of St. Louis, State of Missouri, more particularly described as follows:

A tract of land being part of Block 118 together with the vacated North and South Alley and portions of the following vacated streets, Broadway, Locust Street and Sixth Street, in the City of St. Louis, Missouri, and described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide at its intersection with the South line of former St. Charles Street, 50 feet wide, as vacated by Ordinance No. 58574, said point being the Northwest corner of City Block 118 and the Westernmost corner of property conveyed to Edison Brothers Redevelopment Corporation by deed recorded in Book 338M page 830 of the St. Louis City Records; thence leaving said point and running along the line of said Edison Brothers Property, South 87 degrees 22 minutes 23 seconds East, 269.68 feet to a point on the Eastern line of City Block 118, thence along said Eastern Block line, North 2 degrees 33 minutes 22 seconds East, 2.00 feet to a point on the North line of that portion of Broadway as vacated by Ordinance No. 58656; thence along the North line of said vacated area South 87 degrees 22 minutes 23 seconds East, 13.33 feet to the Northeast corner thereof; thence along the Eastern line of the portion of Broadway, as vacated, South 2 degrees 33 minutes 22 seconds West, 275.33 feet to an angle point therein; thence South 50 degrees 50 minutes 47 seconds West, 1797 feet to a point on the South line of that portion of Locust Street as vacated by Ordinance No. 58656; thence along the South line of said vacated area, North 87 degrees 22 minutes 23 seconds West,
268.51 feet to an angle point therein; thence North 39 degrees 14 minutes 03 seconds West, 20.11 feet to a point on the Western line of that portion of Sixth Street, as vacated by Ordinance No. 58656; thence along the West line of said vacated area, North 2 degrees 37 minutes 07 seconds East, 271.67 feet to the Northwest corner thereof; thence along the North line of said vacated portion of Sixth Street South 87 degrees 22 minutes 23 seconds East, 12.0 feet to a point on the East line of Sixth Street; thence along said street line, South 2 degrees 37 minutes 07 seconds West 1.33 feet to the point of beginning, according to survey executed by Clayton Engineering Company.




                                      -2-